UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreement with GLOBALFOUNDRIES

On February 3, 2014, we agreed to amend the collaborative development program (CDP) agreement that we had entered into with GLOBALFOUNDRIES in June 2011 to develop and improve certain semiconductor products. Prior to this amendment, the GLOBALFOUNDRIES agreement was amended in April 2012 and in June 2013.

As amended, GLOBALFOUNDRIES has agreed to accelerate the payment of all amounts that are due to us in 2014. Such amounts include (i) the fees due to us from GLOBALFOUNDRIES in exchange for us supplying full-time employees or contractors dedicated to supporting the development activities under the CDP in 2014 and (ii) the minimum payments due to us from GLOBALFOUNDRIES in exchange for the licenses granted by us to GLOBALFOUNDRIES for the calendar year 2014.

Further, GLOBALFOUNDRIES and IMI have agreed to suspend development activities under the CDP through the remainder of calendar year 2014. The amendment eliminates our obligation to supply full-time employees or contractors dedicated to supporting the development activities under the CDP for the rest of 2014. The parties have agreed to discuss future collaborations for the calendar year 2015.

All other terms of the agreement remain unchanged, including intellectual property (IP) ownership and rights and GLOBALFOUNDRIES royalty obligations to us for the use of CDP IP.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q as required by SEC rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: February 6, 2014	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer